SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 8, 2002

Commonwealth Bankshares Capital Trust I
(Exact name of registrant as specified in charter)

Delaware	333-63314-01	51-6519143
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

403 Boush Street Norfolk, Virginia	23510
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code 757-446-6900

ITEM 4.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS

Poti, Walton & Associates, PC were previously the principal accountants for Commonwealth Bankshares Capital Trust I. On November 1, 2002, Poti, Walton & Associates, PC ceased operations. On November 8, 2002, the Audit Committee of the Company selected the firm of Witt, Mares & Company, PLC to replace Poti, Walton & Associates, PC.

In connection with the audits of the two fiscal years ended December 31, 2001 and December 31, 2000, there were no disagreements with Poti, Walton & Associates, PC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreements, and said firm has not advised the registrant of any reportable events. There have been no audits of any subsequent interim period.

The accountants’ report of Poti, Walton & Associates, PC on the consolidated financial statements of Commonwealth Bankshares Capital Trust I and subsidiaries as of and for the years ended December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified as to uncertainty, audit scope or accounting principles.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) None
(b) None
(c) Exhibits

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Commonwealth Bankshares, Inc.
                (Registrant)

By:	November 13, 2002	/s/ E. J. Woodard, Jr.
E. J. Woodard, Jr. CLBB Administrative Trustee

Date:	November 13, 2002	/s/ John H. Gayle
John H. Gayle Administrative Trustee

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